Exhibit 32.1

CERTIFICATIONS

Each of Patrick K. Gill, Chief Executive Officer, and James A. Luyk, Chief Financial Officer, of O.A.K. Financial Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                 the Annual Report on Form 10-K, as amended by this Amendment No. 1, for the fiscal year ended December 31, 2009 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)                 the information contained in the Annual Report on Form 10-K, as amended by this Amendment No. 1, for the fiscal year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of O.A.K. Financial Corporation.

Dated:    April 1, 2010

/s/ Patrick K. Gill

Patrick K. Gill

Chief Executive Officer

/s/ James A. Luyk

James A. Luyk

Chief Financial Officer and Chief Operating Officer

A signed original of this certification has been provided to O.A.K. Financial Corporation and will be retained by OAK Financial Corporation and furnished to the Securities and Exchange Commission upon request.